PLUMAS BANCORP INCREASES CASH DIVIDEND
AND ANNOUNCES ANNUAL SHAREHOLDER MEETING

QUINCY, California, April 16, 2008 – The Board of Directors of Plumas Bancorp, (NasdaqCM: PLBC), a bank holding company and the parent company of Plumas Bank, today declared a semi-annual cash dividend of 16 cents per share. The dividend is payable on May 16, 2008 to shareholders of record as of April 30, 2008. This represents a 7% increase in the semi-annual cash dividend per share from 15 cents paid on May 14, 2007.

Douglas N. Biddle, president and chief executive officer remarked, “We are pleased to declare a cash dividend for the twelfth consecutive year and to increase the dividend payment from the previous year. Plumas Bank’s commitment to community banking and strong customer relationships provides the foundation for earnings growth and continued dividend payouts.”

Plumas Bancorp and Plumas Bank will be holding their Annual Shareholder’s Meeting on Wednesday, May 21, 2008 at 10:30 a.m. at the Plumas Credit Administration Office located at 32 Central Avenue, Quincy, CA 95971.

Plumas Bancorp (PLBC) has approximately 4.8 million shares of common stock outstanding and is a NASDAQ Capital Market listed stock. Please contact your local investment advisor for purchases and sales.

Investment firms making a market in PLBC stock are:

Howe, Barnes, Hoefer & Arnett Investment Inc.

John Cavender

800.346.5544

Keefe, Bruyette & Woods, Inc.

Dave Bonaccorso

415.591.5020

Wedbush Morgan Securities, Inc.

Lisa Gallo

866.491.7828

Plumas Bancorp is the holding company for Plumas Bank (NasdaqCM: PLBC). Founded in 1980, Plumas Bank is a locally owned and managed full-service community bank based in Northeastern California. The Bank operates thirteen branches located in the counties of Plumas, Lassen, Sierra, Placer, Nevada, Modoc and Shasta, and it also operates a commercial real estate lending office in Reno, Nevada. Plumas Bank offers a wide range of financial and investment services to consumers and businesses and has received nationwide Preferred Lender status with the U. S. Small Business Administration. Plumas Bank was named a Premier Bank in 2008 by The Findley Reports. Additionally, in recognition of the Company’s long history of stock performance, Plumas Bancorp was named to the Keefe, Bruyette & Woods Honor Roll for banking institutions. For more information on Plumas Bancorp and Plumas Bank, please visit our website at www.plumasbank.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Plumas Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; loss of key personnel; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

In addition, discussions about risks and uncertainties are set forth from time to time in the Company’s publicly available Securities and Exchange Commission filings. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Contact: Elizabeth Kuipers

Vice President, Marketing Manager & Investor Relations Officer

Plumas Bank

35 S. Lindan Ave., Quincy, CA 95971

Ph: 530.283.7305 ext. 8912 Fax: 530.283.9665

elizabeth.kuipers@plumasbank.com